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                                  Exhibit 23.2

                        Consent of Deloitte & Touche LLP



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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of JCC Holding Company on Form S-8 of our report dated March 25, 1999, appearing in the Annual Report on Form 10-K of JCC Holding Company for the period from October 30, 1998 to December 31, 1998.


Deloitte & Touche LLP

Memphis, Tennessee
May 26, 1999